As filed with the Securities and Exchange Commission on May 8, 2026.

Registration No. 333-295502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________________

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________________

Alta Equipment Group Inc.*

(Exact name of registrant as specified in its charter)

Delaware	83-2583782
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(248) 449-6700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________________________

Ryan Greenawalt
Chief Executive Officer
13211 Merriman Road
Livonia, Michigan 48150
(248) 449-6700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

__________________________________

Copies to:

Arthur McMahon, III Taft Stettinius & Hollister LLP 301 E. 4th Street Suite 2800 Cincinnati, Ohio 45202 Telephone: (513) 381-2838 ______________________________

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*Additional Registrants are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

The additional Registrants listed below are subsidiaries of Alta Equipment Group Inc. and may guarantee the debt securities registered hereby.

Exact Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Alta Equipment Holdings, Inc.	Michigan	38-3308050
Alta Enterprises, LLC	Michigan	82-3166837
Alta Construction Equipment Illinois, LLC	Michigan	32-0543049
Alta Industrial Equipment Michigan, LLC	Michigan	82-3542120
Alta Heavy Equipment Services, LLC	Michigan	32-0544096
Alta Industrial Equipment Company, L.L.C.	Michigan	27-1626246
Alta Construction Equipment, L.L.C.	Michigan	27-1457458
NITCO, LLC	Michigan	83-2522022
Alta Construction Equipment Florida, LLC	Michigan	84-4204032
Alta Industrial Equipment New York, LLC	Michigan	85-0881180
Peaklogix, LLC	Michigan	85-0869965
Alta Construction Equipment New York, LLC	Michigan	85-3975009
Alta Construction Equipment Ohio, LLC	Michigan	87-1581828
Alta Material Handling New York State, LLC	Michigan	87-1595311
Alta Mine Services, LLC	Michigan	87-3145792
Alta Kubota Michigan, LLC	Michigan	87-3230449
Alta Construction Equipment New England, LLC	Michigan	87-3206168
Alta Electric Vehicles Holding, LLC	Michigan	87-3666636
Alta Electric Vehicles, LLC	Michigan	87-3694245
Alta Electric Vehicles South West, LLC	Michigan	88-1544039
Ginop Sales, Inc.	Michigan	38-2036182
Alta Equipment Canada Holdings, Inc.	Michigan	88-2464179
Alta Equipment Distribution, LLC	Michigan	88-3439344
Ecoverse, LLC	Michigan	36-5030760
Alta Construction Equipment Pennsylvania, LLC	Michigan	93-3633532

The address, including zip code, and telephone number, including area code, and primary standard industrial code number, as well as the name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is the same as Alta Equipment Group Inc.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (this “Registration Statement”) is being filed by Alta Equipment Group Inc. (the “Company”) solely to incorporate by reference the Company’s Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2026, filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2026. No other changes have been made to the Registration Statement.

The Company is filing this Registration Statement pursuant to Rule 415(a)(6) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to replace the Company’s Registration Statement on Form S-3 (File No. 333-270809) originally filed with the SEC on March 23, 2023 and declared effective on May 3, 2023 (the “Prior Registration Statement”).

Pursuant to Rule 415(a)(6) under the Securities Act, we are registering on this Registration Statement an aggregate of $300.0 million of unsold securities (the “Unsold Securities”) previously registered under the Prior Registration Statement to be offered, issued and sold by the Company, and the filing fee associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities, and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this Registration Statement.

Pursuant to Rule 415(a)(5) under the Securities Act, the Company intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the SEC and (ii) October 30, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Company may continue to use the Prior Registration Statement and related prospectus supplements for offerings thereunder. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2026

PRELIMINARY PROSPECTUS

_____________________________________________________________________________

_____________________________

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Units

_____________________________

This prospectus relates to the offer and sale from time to time in one or more offerings by us of an indeterminate amount of the securities identified above, at an aggregate offering price not to exceed $300,000,000. We refer to the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants and units collectively as the “securities.” We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The debt securities we may offer may be guaranteed by certain of our subsidiaries. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of, or the payment of interest or dividends on, securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting or similar agreement. The prospectus supplement will also describe the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ALTG” and depositary shares representing a 1/1000th fractional interest in a share of our 10% Series A Cumulative Perpetual Preferred Stock are listed on the NYSE under the symbol “ALTG PRA”. On April 30, 2026, the last reported sale price for our common stock and depositary shares was $7.75 and $25.14 per share, respectively. We have not yet determined whether other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or the applicable prospectus supplement, before making a decision to invest in our securities. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Securities or determined if this prospectus, or any accompanying prospectus supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

All references in this prospectus and any prospectus supplement to “Alta”, “the Company”, “we”, “us”, “our” or similar references refer to Alta Equipment Group Inc., a Delaware corporation, except where the context otherwise requires or as otherwise indicated.

This prospectus is part of a registration statement that Alta has filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered and sold. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus, any prospectus supplement or free writing prospectus together with the information incorporated or deemed incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.

The industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus or any prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s website at http://www.sec.gov. Our reports, proxy statement and other information we have incorporated by reference in this prospectus and filed electronically with the SEC are available on our website at https://altg.com. The information on the SEC website and on our website is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC.

•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;
•
Our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 7, 2026, January 22, 2026, and April 3, 2026;
•
The description of our common stock incorporated by reference in our Registration Statement on Form 8-A, filed with the SEC on April 5, 2019, as amended February 14, 2020, and any amendment or report filed with the SEC for the purpose of updating the description; and
•
The description of our depositary shares (each representing 1/1000th in a share of 10% Series A Cumulative Perpetual Preferred Stock) incorporated by reference to our Registration Statement on Form 8-A, filed with the SEC on December 18, 2020 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from us without charge by visiting our web site at https://altg.com or by written or oral request at ir@altg.com or 248-449-6700.

ABOUT ALTA EQUIPMENT GROUP INC.

Overview

We own and operate one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment, and allied products. We engage in five principal business activities in these equipment categories:

(i) new and used equipment sales;

(ii) parts sales;

(iii)repair and maintenance services;

(iv)equipment rentals; and

(v)rental equipment sales.

We have operated as an equipment dealership for 42 years and have developed a branch network that includes over 80 total locations in Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada, and Florida and the Canadian provinces of Ontario, New Brunswick, and Quebec. We offer our customers end-to-end solutions for their equipment needs by providing sales, parts, service, and rental offerings. Additionally, we provide design and build services related to automated equipment installation and warehouse management system integration solutions within our Material Handling segment.

Within our territories, we are primarily the exclusive distributor of new equipment and replacement parts on behalf of our Original Equipment Manufacturer (“OEM”) partners. We and our regional subsidiaries enjoy long-standing relationships with leading material handling and construction equipment OEMs including Hyster-Yale, Volvo, JCB, CNH, Takeuchi, McCloskey, and Kubota, among many others, as well as master dealer rights throughout North America for environmental processing equipment with Doppstadt and Backers, among others. We are consistently recognized by OEMs as a top dealership partner and have been identified as an internationally recognized Hyster-Yale dealer and are a multi-year recipient of the Volvo Dealer of the Year award.

We are committed to providing our customers with a best-in-class equipment dealership experience. Our customers are principally focused on equipment reliability and uptime, and our teams of skilled technicians and commitment to service are key to establishing and maintaining long-term customer relationships, representing a critical competitive advantage for the Company. Parts and service are also our most predictable and profitable businesses, with the dealership model structured to drive aftermarket parts and service revenues. Through our new and used equipment sales and our sale of lightly used rental fleet, we populate our exclusive territories with serviceable equipment. As the field population ages, we capitalize on aftermarket parts and service sales through the equipment maintenance cycle.

Company Information

Alta Equipment Group Inc. is a Delaware corporation. Our principal executive offices are located at 13211 Merriman Road, Livonia, Michigan 48150, and our telephone number at that address is (248) 449-6700. Our website address is https://altg.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

THE SUBSIDIARY GUARANTORS

Throughout this prospectus, we refer to each of the following subsidiaries of Alta Equipment Group Inc. as the “subsidiary guarantors”: Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Industrial Equipment Michigan, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Company, L.L.C., Alta Construction Equipment, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, Alta Industrial Equipment New York, LLC, Peaklogix, LLC, Alta Construction Equipment New York, LLC, Alta Construction Equipment Ohio, LLC, Alta Material Handling New York State, LLC, Alta Mine Services, LLC, Alta Kubota Michigan, LLC, Alta Construction Equipment New England, LLC, Alta Electric Vehicles Holding, LLC, Alta Electric Vehicles, LLC, Alta Electric Vehicles South West, LLC, Ginop Sales, Inc., Alta Equipment Canada Holdings, Inc., Alta Equipment Distribution, LLC, Ecoverse, LLC and Alta Construction Equipment Pennsylvania, LLC. Each of the subsidiary guarantors may jointly and severally and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included in this prospectus, the specific risks set forth under the heading “Risk Factors” in the applicable prospectus supplements, as well as other information contained or incorporated by reference therein, and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” above. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements”. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and documents incorporated by reference herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, income or loss, projected costs, prospects, plans and objectives of management.

These forward-looking statements are based on current information available, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include, but are not limited to:

•
supply chain disruptions and inflationary pressures resulting from supply chain disruptions;
•
labor market dynamics that impact the price and availability of labor;
•
economic, industry, business and political conditions including their effects on governmental policy and government actions, including threatened or actual acts of war, that disrupt our supply chain or sales channels, including taxes and tariffs which impact us, our key suppliers or customers;
•
adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets;
•
the performance and financial viability of key suppliers, contractors, customers, and financing sources;
•
our key OEM’s relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share;
•
the impact of artificial intelligence, cyber or other security threats, or other disruptions to our businesses;
•
fluctuations in interest rate levels and the relative tenor of those levels;

•
the demand and market price for our equipment and product support;
•
negative impacts on customer payment policies;
•
collective bargaining agreements and our relationship with our union-represented employees;
•
our success in identifying acquisition targets and integrating acquisitions;
•
our success in expanding into and doing business in additional markets;
•
our ability to raise capital at favorable terms;
•
the competitive environment for our products and services;
•
our ability to continue to innovate and develop new business lines;
•
our ability to attract and retain key personnel, including, but not limited to, skilled technicians;
•
our ability to maintain our listing on the NYSE;
•
our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments, or internal reorganizations;
•
federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation;
•
currency risks and other risks associated with international operations;
•
changes in global economic and financial markets; and
•
other risks and uncertainties described in our public filings with the SEC.

The foregoing list of factors is not exclusive and undue reliance should not be placed upon any forward-looking statements, which speak only as of the date made. Unless required by law, we do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, capital expenditures, working capital, mergers, investments and acquisitions, or the retirement or refinancing other securities. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is a summary and is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our third amended and restated certificate of incorporation (the “Charter”) and our bylaws that are incorporated by reference into the registration statement that includes this prospectus. For a complete description of the rights and preferences of our securities, we urge you to read our current certificate of incorporation, our current bylaws and the applicable provisions of Delaware law.

Under our Charter, our authorized capital stock currently consists of (x) 200,000,000 shares of common stock, par value $0.0001 per share and (y) 1,000,000 shares of preferred stock, par value $0.0001 per share. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

As of April 30, 2026 there were 32,533,855 shares of common stock issued and outstanding. All outstanding shares of common stock are, and any shares of common stock sold pursuant to this prospectus will be, duly authorized, validly issued, fully paid and non-assessable.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Charter or bylaws, or as required by applicable provisions of the Delaware law or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our common stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Dividends

Our common stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to common stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of the Company.

Preemptive or Other Rights

The Company’s common stockholders have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

No Redemption or Conversion

The Company’s common stockholders have no redemption rights or conversion rights. There are no redemption provisions or sinking fund provisions applicable to our common stock.

No Restrictions on Transfer

Neither our Charter nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Listing

The Company’s common stock is traded on the New York Stock Exchange under the symbol “ALTG.”

Transfer Agent

The transfer agent for our shares of common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

We have 1,000,000 shares of preferred stock authorized, of which 1,200 have been designated as 10% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”). The remaining shares of preferred stock are undesignated.

The Company’s Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Undesignated Preferred Stock. Each class or series of preferred stock that we may designate in the future will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Series A Preferred Stock. As of April 30, 2026 we had outstanding 1,200 shares of Series A Preferred Stock in the form of 1,200,000 depositary shares, each representing a 1/1000th interest in a share of our Series A Preferred Stock (the “Depositary Shares”). In connection with the issuance of the Depositary Shares, our Board adopted a certificate of designation to our certificate of incorporation setting out the form and the terms of the Series A Preferred Stock, which amended our Charter.

Maturity

The Series A Preferred Stock has no maturity date.

Dividends

Holders of Depositary Shares representing interests in the Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10% of the $25,000.00 liquidation preference ($25.00 per Depositary Share) per year (equivalent to $2,500 per year or $2.50 per year per Depositary Share). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock. Dividends will be payable quarterly in arrears on or about the last day of January, April, July and October. Whenever we pay dividends on the Series A Preferred Stock held by the depositary, the depositary will pay dividends on the same date on the Depositary Shares.

Ranking; Liquidation Preference

The Series A Preferred Stock represented by the Depositary Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding-up:

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senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;
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on parity with our Series A Preferred Stock, and with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;
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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and
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effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Redemption

The Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25,000.00 per share ($25.00 per Depositary Share), plus all accumulated and unpaid dividends. Whenever we redeem shares of our Series A Preferred Stock held by the depositary, the depositary will redeem a number of Depositary Shares representing the shares so redeemed and the depositary receipts evidencing such Depositary Shares.

In addition, we have the right to redeem the Series A Preferred Stock if those shares (or the Depositary Shares) are no longer listed on a national exchange and we are no longer subject to SEC reporting requirements (collectively, a “delisting event”) or in the event of a change in control.

Conversion

Holders of Depositary Shares generally have the right to convert the shares of Series A Preferred Stock underlying the Depositary Shares into a number of shares of our common stock in the event of a delisting event or a change in control.

Voting Rights

Holders of Depositary Shares generally have no voting rights. If, however, dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, holders of Series A Preferred Stock are entitled to vote, together with any holders of other classes of parity preferred stock at a special meeting called by at least 10% of any series of preferred stock on which dividends are in arrears or at the next annual meeting, for the election of two additional directors to our Board of Directors who will hold office until such dividends have been paid in full.

Listing

The Depositary Shares are traded on the New York Stock Exchange under the symbol “ALTG PRA.”

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Company’s Charter, bylaws and Delaware law contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued common stock and preferred stock is available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

This section of the prospectus describes the material terms of our debt securities, which may be senior debt securities or subordinate debt securities. When we offer to sell our debt securities, we will describe the specific terms of the offering and the debt securities in a prospectus supplement.

Any debt securities we issue will be issued under an indenture between us, the trustee named in a prospectus supplement and, as applicable, any subsidiary guarantors. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. The indenture will be governed by the Trust Indenture Act of 1933, as amended, and may be amended by us from time to time. When we refer to the “indenture” throughout this section, we are referring to the indenture for the applicable debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be guaranteed by the subsidiary guarantors. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the applicable prospectus supplement, any debt securities that we issue will be our direct unsecured obligations and may be issued in one or more series. The applicable prospectus for any debt securities we issue will describe the priority of the securities relative to our other debt securities and obligations.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including

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the title and ranking of the debt securities;
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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
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any limit on the amount that may be issued;
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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
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the maturity date;
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whether or not the debt securities will be guaranteed by any subsidiary guarantors, and the terms of any such subsidiary guarantees;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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any provisions relating to the collateral or security provided for the debt securities;
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the terms of the subordination of any series of subordinated debt;
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the place where payments will be payable;
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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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whether the indenture will restrict our ability to:
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incur additional indebtedness;
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issue additional securities;
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create liens;
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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
o
redeem capital stock;
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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
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make investments or other restricted payments;
o
sell or otherwise dispose of assets;
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enter into sale-leaseback transactions;
o
engage in transactions with stockholders or affiliates;
o
issue or sell stock of our subsidiaries;
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effect a consolidation or merger;
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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
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information describing any book-entry features;
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provisions for a sinking fund purchase or other analogous fund, if any;
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the applicability of the provisions in the indenture on discharge;
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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Subordination

The debt securities we offer and sell may be subordinate to some or all of our other debt obligations. This means that our obligation to make payments on our other debt obligations will take legal priority over our obligation to make payments on our debt securities. The extent of the subordination of our debt securities will be outlined more fully in the applicable prospectus supplement.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of Debt Securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
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if we fail to pay the principal of any debt as and when the same shall become due and payable and such default continues for a period of 10 days; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal;
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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of any debt securities of any series;
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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Defeasance

The indenture provides, if such provision is made applicable to the debt securities of any series, that, except for certain obligations described in the indenture, we may elect to terminate, and be deemed to have satisfied, all of our obligations with respect to such debt securities (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

The applicable prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Form of Debt Securities

Our debt securities will be in either certificated form or global debt securities form. The prospectus supplement accompanying any offering of our debt securities will identify the form of the debt securities being sold. We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to its nominee; by a nominee of the depositary to the depositary or another nominee of the depositary; or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by any of the subsidiary guarantors. If a series of debt securities is so guaranteed, the subsidiary guarantors will execute a separate guarantee agreement or a supplemental indenture as evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the subsidiary guarantors.

The obligations of each subsidiary guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which subsidiary guarantors may be released and discharged from their guarantees will be set forth in the prospectus supplement.

If a series of debt securities is guaranteed by and is designated as subordinate to our senior indebtedness, then those guarantees by the subsidiary guarantors will be subordinated to the senior indebtedness of the subsidiary guarantors on substantially the same extent as the series is subordinated to our senior indebtedness.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of common stock, preferred stock, or debt securities that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any other of our securities. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

This summary outlines some of the terms and other provisions of the warrants that may be issued. This summary is not complete and is qualified in its entirety by reference to the warrant agreement and related warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of any warrants issued under this registration statement:

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the title of the warrants;
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the aggregate number of warrants;
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the price or prices at which the warrants will be issued;
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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
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the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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the terms of any rights to redeem or call the warrants;
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the redemption or call provisions, if any;

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the anti-dilution provisions of the warrants;
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United States federal income tax consequences applicable to the warrants;
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information with respect to book-entry procedures, if any; and
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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Warrants for the purchase of common stock, preferred stock, and debt securities will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the underlying securities purchasable upon exercise, including the right to vote, to receive notice with respect to any meeting of stockholders, or to receive any payments of dividends or interest.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, or debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The applicable prospectus supplement will specify the place or places where and the manner in which the warrants may be exercised. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units we may issue. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of the units;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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a discussion of material U.S. federal income tax considerations applicable to the units; and
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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may, from time to time, sell, separately or together, some or all of the securities covered by this prospectus on the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded, listed or quoted in the over-the-counter market or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Subject to compliance with applicable law, we may use any one or more of the following methods when selling securities:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
“at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise ;
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through one or more underwritten offerings on a firm commitment or best efforts basis;
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agreements with broker-dealers to sell a specified number of securities at a stipulated price per security;
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a combination of any such methods of sale; or
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any other method permitted pursuant to applicable law.

We have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Broker-dealers engaged by us may arrange for other broker-dealers to participate in sales. If we effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated.

In offering the securities covered by this prospectus, we and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have not entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

The underwriters, broker-dealers and agents may engage in transactions with us, may have banking, lending or other relationships with us or perform services for us, in the ordinary course of business.

We may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that we will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Taft Stettinius & Hollister LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Alta Equipment Group Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Alta Equipment Group Inc. incorporated by reference in this Prospectus and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities being registered under this registration statement:

Amount to be paid
SEC registration fee	$33,060(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Rating agency fees	(2)
Trustee’s fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1) In accordance with Rule 415(a)(6), includes certain fees previously paid in respect of unsold securities previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-270809), as further described in the Filing Fee Table included as Exhibit 107 hereto.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant’s certificate of incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A (File No. 001-38864) filed by the Company on February 14, 2020).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 10-Q (File No. 001-38864) filed by the Company on November 12, 2024).
3.3

Certificate of Designation for 10% Series A Cumulative Perpetual Preferred Stock of Alta Equipment Group Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 22, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A (File No. 001- 38864) filed by the Company on February 14, 2020).
4.2

Deposit Agreement, dated December 22, 2020, among Alta Equipment Group Inc., Continental Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts, with respect to Alta Equipment Group’s 10% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 22, 2020).

4.3

Form of Specimen Certificate representing the 10% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share, of Alta Equipment Group Inc. (incorporated by reference to Exhibit 4.5 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 22, 2020).

4.4

Form of Depositary Receipt (included as Exhibit A to Exhibit 4.4) (incorporated by reference to Exhibit 4.6 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 22, 2020).

4.5*	Form of Preferred Stock Certificate.
4.6***	Form of Indenture.
4.7*	Form of Debt Security.
4.8*	Form of Warrant.
4.9*	Form of Warrant Agreement.
4.10*	Form of Unit Agreement.
5.1***	Opinion of Taft Stettinius & Hollister LLP as to the legality of the securities being registered.
23.1***	Consent of Taft Stettinius & Hollister LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1***	Powers of Attorney (incorporated by reference to the signature paged hereto).
25.1**	Statement of Eligibility of Trustee under Indenture filed as Exhibit 4.6 above.
107***	Filing Fee Table.

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

*** Previously filed.

Item 17. Undertakings

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, Michigan, on the 8th day of May, 2026.

ALTA EQUIPMENT GROUP INC.

By:	*
Ryan Greenawalt
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer and Director	May 8, 2026
Ryan Greenawalt	(Principal Executive Officer)

/s/ Anthony J. Colucci	Chief Financial Officer	May 8, 2026
Anthony J. Colucci	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 8, 2026
Sidhartha Nair

*	Director	May 8, 2026
Daniel Shribman

*	Director	May 8, 2026
Andrew Studdert

*	Director	May 8, 2026
Katherine White

*	Director	May 8, 2026
Colin Wilson

* By: /s/ Anthony J. Colucci

Name: Anthony J. Colucci

Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrants each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, Michigan, on the 8th day of May, 2026.

Alta Equipment Holdings, Inc. Ginop Sales, Inc. Alta Equipment Canada Holdings, Inc.

By:	/s/ Jeffrey Hoover
Jeffrey Hoover President, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Hoover	President, Secretary and Director	May 8, 2026
Jeffrey Hoover
/s/ Anthony J. Colucci	Chief Financial Officer, Treasurer and Director	May 8, 2026
Anthony J. Colucci

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrants each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, Michigan, on the 8th day of May, 2026.

Alta Enterprises, LLC

Alta Construction Equipment Illinois, LLC

Alta Industrial Equipment Michigan, LLC

Alta Heavy Equipment Services, LLC

Alta Industrial Equipment Company, L.L.C.

Alta Construction Equipment, L.L.C.

NITCO, LLC

Alta Construction Equipment Florida, LLC

Alta Industrial Equipment New York, LLC

Peaklogix, LLC

Alta Construction Equipment New York, LLC

Alta Construction Equipment Ohio, LLC

Alta Material Handling New York State, LLC

Alta Mine Services, LLC

Alta Kubota Michigan, LLC

Alta Construction Equipment New England, LLC

Alta Electric Vehicles Holding, LLC

Alta Electric Vehicles, LLC

Alta Electric Vehicles South West, LLC

Alta Equipment Distribution, LLC

Ecoverse, LLC

Alta Construction Equipment Pennsylvania, LLC

By:	/s/ Jeffrey Hoover
Jeffrey Hoover President, Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Hoover	President, Secretary and Manager	May 8, 2026
Jeffrey Hoover

/s/ Anthony J. Colucci	Chief Financial Officer, Treasurer and Manager	May 8, 2026
Anthony J. Colucci